Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below hereby names, constitutes and appoints Jane C. Sherburne and Arlie R. Nogay, and each of them individually, with full power to act without the other and with full power of substitution and resubstitution, such person’s true and lawful attorney-in-fact and agent to execute for such person and in such person’s name, place and stead, in any and all capacities, any amendments (including post-effective amendments) to the Registration Statement on Form S-8 (Registration No. 333-144216) filed by The Bank of New York Mellon Corporation with the Securities and Exchange Commission (the “SEC”) on June 29, 2007 as such attorneys-in-fact, or any of them, may deem necessary or desirable, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of December 17, 2010 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation. It may be signed in counterparts, each of which shall grant the authority described above as to its signatory or signatories.

Signature	Title

/s/ Robert P. Kelly	Chief Executive Officer (Principal Executive Officer)
Robert P. Kelly

/s/ Ruth E. Bruch	Director
Ruth E. Bruch

/s/ Nicholas M. Donofrio	Director
Nicholas M. Donofrio

/s/ Gerald L. Hassell	Director
Gerald L. Hassell

Signature	Title

/s/ Edmund F. Kelly	Director
Edmund F. Kelly

/s/ Robert P. Kelly	Director
Robert P. Kelly

/s/ Richard J. Kogan	Director
Richard J. Kogan

/s/ Michael J. Kowalski	Director
Michael J. Kowalski

/s/ John A. Luke, Jr.	Director
John A. Luke, Jr.

/s/ Robert Mehrabian	Director
Robert Mehrabian

/s/ Mark A. Nordenberg	Director
Mark A. Nordenberg

/s/ Catherine A. Rein	Director
Catherine A. Rein

/s/ William C. Richardson	Director
William C. Richardson

/s/ Samuel C. Scott III	Director
Samuel C. Scott III

/s/ John P. Surma	Director
John P. Surma

/s/ Wesley W. von Schack	Director
Wesley W. von Schack